CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PGIM Private Credit Fund of our report dated March 17, 2026, relating to the financial statements of PGIM Private Credit Fund, which appears in the Prospectus Supplement of PGIM Private Credit Fund dated March 24, 2026, which forms a part of this Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 25, 2026